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                                 SCHEDULE 14A

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

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[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Rule 14a-12

                          Willamette Industries, Inc.
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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Notes:
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The following draft Q&A (the "Draft") was prepared in connection with the
Company's press release, issued on March 8, 2001, regarding its 2001 annual meeting of shareholders. The Draft was inadvertently released to certain analysts and was not reviewed by the Company's management. No later draft was prepared. A copy of the retraction issued by the Company precedes the Draft below. The Draft is being filed at the request of the Securities and Exchange Commission.

We just sent you a press release on our annual meeting. A draft Q&A that contains incorrect and incomplete information, and which has not been approved by Willamette's management or board, was inadvertently sent to you along with the release. Please disregard that document. We are happy to answer any questions you may have and regret any inconvenience.

                                  **********

                         Annual Meeting and Proxy Q&A

What will happen if your nominees lose the vote?
The Board will continue to pursue the long-term business plan and strategy that have made us one of the industry's leading franchises.

What will happen if your CEO loses?
Duane McDougall will continue to perform his duties as CEO, including attending all Board meetings.

Why did it take you so long to set the annual meeting?
Because of the significant distraction caused by the unsolicited takeover attempt by Weyerhaeuser and the Board's desire to fully inform itself and the Company's shareholders about the Weyerhaeuser offer.

Why did you reduce the number of members of the Board from 10 to 9?
Ben Whiteley is retiring as he approaches the mandatory retirement age of 72. Over the past years, the number of directors has fluctuated between nine and 11 members, and the Board has decided to balance the number of directors to an even three in each class.

What will happen to Weyerhaeuser's 4th nominee?
That is for Weyerhaeuser to decide.

Will Weyerhaeuser nominees attend the annual meeting?
They are allowed to attend, but I cannot speculate as to whether they will or not; you will have to ask them.

Have you made any attempt to call or talk to the Weyerhaeuser nominees?
No.

Aren't your board members compensated?  How much?
Willamette non-employee directors receive retainer fee of $24,000, and a small fee for attendance at each board meeting. Weyerhaeuser's supposedly independent directors are receiving $25,000 for simply standing for election.

Is it correct that 2/3rds of your nominees did not have board experience prior to being elected to your board?
Willamette's nominees are experienced directors with a wealth of knowledge about Willamette and the industry. Weyerhaeuser's nominees to the Willamette Board have little or no board experience.

How is your financial performance for the first quarter shaping up?
[Need Answer]

Are you comfortable with the analyst estimates?
The whole industry environment is fluid right now and the quarter is not over. We have a policy of not providing that kind of guidance.

                                  **********

Investors are urged to read the proxy statement that will be filed by Willamette in connection with the 2001 annual meeting of shareholders when it becomes available, as well as any solicitation/recommendation statement that has been or may be filed by Willamette, because they contain important information. Each of these documents has been or will be filed with the SEC and investors may obtain a free copy of them at the SEC's Internet web site at www.sec.gov. These documents may also be obtained for free (when available) from Willamette by directing such request to: Willamette Industries Inc., Attention: Investor Relations, 1300 S.W. Fifth Avenue, Suite 3800, Portland, Oregon 97201, telephone: (503) 227-5581, or MacKenzie Partners, Inc. at (800) 322-2885 (toll-free) or at (212) 929-5500 (collect) or by e-mail at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Willamette's shareholders is available in the Preliminary Proxy Statement on Schedule 14A filed by Willamette with the SEC on March 9, 2001.